UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

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iBio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 8, 2010

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of iBio, Inc, a Delaware corporation (“iBio” or the “Company”). The meeting will be held on Wednesday, December 8, 2010, at 11:00 a.m. local time at the Company’s headquarters, located at 9 Innovation Way, Suite 100, Newark, Delaware.

          At the Annual Meeting, you will be asked to elect two Class II directors for a three year term, to ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 2011 and to approve an amendment to our certificate of incorporation to increase our authorized number of shares of common stock from 50,000,000 to 100,000,000. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. A proxy is included along with the Proxy Statement. These materials are being sent to stockholders on or about November 8, 2010.

          Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to take a moment to vote on the items in this year’s proxy statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the meeting.

Sincerely,

/s/ Robert B. Kay

Robert B. Kay
Executive Chairman and Chief Executive Officer

IBIO, INC.
9 Innovation Way, Suite 100
Newark, Delaware 19711

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving this proxy statement?

          We have made this proxy statement available to you because the Board of Directors of iBio is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy by completing and returning the enclosed proxy card.

Who can vote at the annual meeting?

          Only stockholders of record at the close of business on October 25, 2010, the record date for the annual meeting, will be entitled to vote at the annual meeting. On this record date, there were 28,272,655 shares of common stock, $0.001 par value per share, outstanding and entitled to vote. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

          Stockholder of Record: Shares Registered in Your Name

          If on October 25, 2010 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by returning the enclosed proxy card to ensure your vote is counted.

          Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If on October 25, 2010 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

          There are three matters scheduled for a vote:

          (1) Election of two Class II directors;

          (2) Ratification of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and

          (3) Approval an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000 shares.

How do I vote?

          You may either vote “FOR” both the nominees for director or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “Against” or you may abstain from voting. The procedures for voting are fairly simple:

          Stockholder of Record: Shares Registered in Your Name

          If you are a stockholder of record, you may vote in person at the annual meeting or you can vote by returning the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

          Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received this proxy statement from that organization rather than from iBio. Simply follow the voting instructions provided by that organization. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

          On each matter to be voted upon, you have one vote for each share of common stock you own as of October 25, 2010.

What if I return a proxy card but do not make specific choices?

          If you properly submit your proxy and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of each of the two Class II directors, FOR the selection of J.H. Cohn LLP as our independent registered public accounting firm, FOR the amendment to our certificate of incorporation, and in their discretion on any other matters that properly come before the annual meeting.

          If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

          The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of our common stock. Solicitation may also be made personally or by telephone by the Company’s directors, officers and regular employees without additional compensation.

What does it mean if I receive more than one notice?

          If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. You should submit a proxy for each one to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

          Yes. You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 9 Innovation Way, Suite 100, Newark, Delaware, 19711.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

          Rules of the Securities and Exchange Commission require that we receive any proposal by our stockholders for inclusion in our proxy materials for the 2011 annual meeting of stockholders no later than by July 11, 2011. Proposals must be submitted in writing to our Secretary at 9 Innovation Way, Suite 100, Newark, Delaware, 19711, and you must comply with other requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2011 annual meeting date changes by more than 30 days from the date of the 2010 annual meeting date, then the proposal must be submitted a reasonable time before we begin to print and send our proxy materials for the 2011 annual meeting.

          In addition, our Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2011 annual meeting of stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s proposal, nominee, stock ownership and identity, to our corporate secretary no later than the close of business on September 9, 2011 and no earlier than the close of business on August 10, 2011. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You must comply with these bylaws requirements in connection with a stockholder proposal or director nomination outside the Rule 14a-8 context.

How are votes counted?

          Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not have an effect on the outcome of Proposal 1, but they will have the same effect as a vote Against Proposals 2 and 3. Abstentions and broker non-votes will be counted toward the quorum requirement.

          If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

          Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to such matters because the nominee does not have discretionary voting power.

How many votes are needed to approve each proposal?

          For the approval of Proposal 1 (the election of directors), the two nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

          To be approved, Proposals 2 and 3 (ratifying the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 and approving the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000 shares) must receive “FOR” votes from the holders of a majority of shares present at the annual meeting, either in person or by proxy. Abstentions and broker non-votes will have the same effect as a vote against the proposal, because passage of Proposals 2 and 3 requires the affirmative vote of a majority of the votes present at the meeting.

What is the quorum requirement?

          A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares on the record date are present at the meeting in person or represented by proxy. On the record date, there were 28,272,655 shares of common stock outstanding and entitled to vote.

          Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

          Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

          The Company’s Board of Directors is currently composed of six (6) directors divided into three classes of directors serving staggered 3-year terms.

          The members of Class II, whose term of office expires in 2010, are Mr. Glenn Chang and Philip K. Russell, M.D.

          The members of Class III, whose term of office expires in 2011, are Mr. John D. McKey, Jr. and Pamela Bassett, D.M.D.

          The members of Class I, whose terms of office expire in 2012, are Mr. Robert B. Kay and General James T. Hill.

          The stockholders will consider and vote upon the election of Mr. Glenn Chang and Philip K. Russell, M.D. to serve their respective terms.

          The two candidates receiving the highest number of affirmative votes by the holders of shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES AND CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the names and ages (as of October 25, 2010) of our nominees for director and continuing directors and our executive officers:

Name	Age	Position Held With Us

Robert B. Kay	70	Executive Chairman and Chief Executive Officer
Robert L. Erwin	57	President
Frederick Larcombe	54	Chief Financial Officer
Vidadi Yusibov, Ph.D.	49	Chief Scientific Officer
General James T. Hill (ret.)	64	Director
Glenn Chang	62	Director
John D. McKey, Jr.	65	Director
Philip K. Russell, M.D.	78	Director
Pamela Bassett, D.M.D.	58	Director

          The following are brief biographies of each nominee for Director:

          Glenn Chang has been a director since we became a publicly traded company in August 2008. Since 1999 he has been Director, Executive Vice President and Chief Financial Officer of the First American International Bank, Brooklyn, N.Y. Prior to the founding of the Bank he spent almost 20 years at Citibank as Vice President. Mr. Chang is a Certified Public Accountant.

          Philip K. Russell, M.D. has been a director since March 2010. Major General (ret.) Russell served in the U.S. Army Medical Corps from 1959 to 1990, pursuing a career in infectious disease and tropical medicine research. Following his military service, Dr. Russell joined the faculty of Johns Hopkins University’s School of Hygiene and Public Health and worked closely with the World Health Organization as special advisor to the Children’s Vaccine Initiative. He was founding board member of the International AIDS Vaccine Initiative, and is an advisor to the Bill and Melinda Gates Foundation. He has served on numerous advisory boards of national and international agencies, including the Centers for Disease Control, National Institutes of Health, and the Institute of Medicine. He is the past Chairman of the Albert B. Sabin Vaccine Institute.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

          The following are brief biographies of each other continuing Director and Executive Officer:

          Robert B. Kay has been a director since we became a publicly traded company in August 2008. Mr. Kay was a founder and senior partner of the New York law firm of Kay Collyer & Boose LLP, with a particular focus on mergers and acquisitions and joint ventures. He is also a principal and Chairman of Seaway Biltmore, Inc., a hotel ownership and management company. Mr. Kay received his B.A. from Cornell University’s College of Arts & Sciences and his J.D. from New York University Law School.

          Robert L. Erwin has been our President since we became a publicly traded company in August 2008. Mr. Erwin led Large Scale Biology Corporation from its founding in 1988 through 2003, including a successful initial public offering in 2000, and continued as non-executive Chairman until 2006. He served as Chairman of Icon Genetics AG from 1999 until its acquisition by a subsidiary of Bayer AG in 2006. Mr. Erwin recently served as Managing Director of Bio-Strategic Directors LLC, providing consulting services to the life sciences industry. He is currently Chairman of Novici Biotech, a private biotechnology company and a Director of Resolve Therapeutics. Mr. Erwin’s non-profit work focuses on applying scientific advances to clinical medicine, especially in the field of oncology. He is co-founder, President and Director of the Marti Nelson Cancer Foundation, Oncology. Mr. Erwin received his BS degree with Honors in Zoology and an MS degree in Genetics from Louisiana State University.

          Frederick Larcombe has been our Chief Financial Officer since September 2009. From early 2008 to the present, Mr. Larcombe, as a principal with Crimson Partners, a group of seasoned financial professionals, has served clients in the life sciences in the areas of pharmaceutical development and women’s health. From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., a publicly-held developer of DNA-based diagnostic technologies, and FermaVir Pharmaceuticals, Inc., a publicly-held pharmaceutical development company. From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics, a privately-owned drug delivery company focused upon pulmonary and novel oral dosage delivery technologies. Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers.

          Vidadi Yusibov, Ph.D. has been our Chief Scientific Officer since February 2010. He is the Executive Director of the Center for Molecular Biology of Fraunhofer USA, Inc., or FhCMB, a position he continues to hold. Prior to joining FhCMB, Dr. Yusibov served as Assistant Professor in the Department of Microbiology and Immunology at Thomas Jefferson University in Philadelphia, PA. Dr. Yusibov received his Ph.D. in molecular biology from the Academy of Sciences in Moscow, Russia and conducted post-doctoral research at Purdue University. He is currently a Senior Research Fellow at the Delaware Biotechnology Institute.

          General James T. Hill has been a director since we became a publicly traded company in August 2008. At the time of his retirement from active duty, General Hill was the Commander of the 4-Star United States Southern Command, reporting directly to the President and Secretary of Defense. As such he led all U.S. military forces and operations in Central America, South America and the Caribbean, worked directly with U.S. Ambassadors, foreign heads of state, key Washington decision-makers, foreign senior military and civilian leaders, developing and executing United States policy. His responsibilities included management, development and execution of plans and policy within the organization including programming, communications, manpower, operations, logistics and intelligence.

          John D. McKey, Jr. has been a director since we became a publicly traded company in August 2008. Since 2003, Mr. McKey has served as of counsel at McCarthy, Summers, Bobko, Wood, Sawyer & Perry, P.A. in Stuart, Florida, and previously was a partner from 1987 through 2003. From 1977 to 1987 Mr. McKey was a partner at Gunster Yoakley in Palm Beach, Florida. Mr. McKey received his B.B.A at the University of Georgia and his J.D. from the University of Florida College of Law.

          Pamela Bassett, M.D. has been a director since April 2010. Dr. Bassett is Managing Director of Life Sciences Research at Cantor Fitzgerald & Company, a leading global financial services provider to the institutional equity and fixed-income markets. Prior to joining Cantor Fitzgerald in 2005, Dr. Bassett was the founder and President of BioTrend Corporation, a strategic advisory company to pharmaceutical and biotechnology companies. She was formerly Director of Business Development for Enzon, and was the founder and President of Stat Systems, Inc., a company that developed integrated clinical and administrative software used in hospitals nationwide, ultimately licensed to Siemens AG. Dr. Bassett received her M.B.A. from Wharton Graduate School, University of Pennsylvania, completed a residency in Anesthesiology at the Medical College of Pennsylvania and Hospital, and received her D.M.D. from Tufts University School of Dental Medicine and a B.A. in Biology from Oakland University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE
GOVERNANCE

Board Committees and Independence

          Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board has constituted an audit committee comprised solely of Mr. Chang, whom our board has determined to be an audit committee financial expert.

          Our board of directors has determined that Messrs. Hill, Chang, McKey, Russell and Bassett are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Corporate Governance

          In response to recent federal legislation, we will:

•	adopt a charter for the audit committee; and

•	adopt a code of business conduct and ethics applicable to our directors, officers and employees.

Board Leadership Structure and Role in Risk Oversight

          Our Chief Executive Officer also serves as Executive Chairman on our board. We do not have a lead independent director. Our Executive Chairman, when present, presides over all meetings of our board. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at board meetings and it makes sense for our Chief Executive Officer to chair those discussions.

          Our board oversees our risk management. This oversight is administered primarily through the following:

•

The board’s review and approval of our business plans (prepared and presented to the board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•

Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our board’s review and recommendations regarding our executive officer compensation and its relationship to our business plans.

Meetings of the Board of Directors and Audit Committee

          During the fiscal year ended June 30, 2010, the Board held two meetings in person or by telephone and acted by unanimous written consent on two occasions. Between meetings, members of the Board are provided with information regarding our operations and are consulted on an informal basis with respect to pending business. Each director attended at least 75% of the total number of meetings of the Board, except for Mr. Chang, who did not attend one of the meetings.

          Although we do not have a policy with regard to Board members’ attendance at our Annual Meetings of Stockholders, all of the directors are encouraged to attend such meetings.

          During the fiscal year ended June 30, 2010, the Audit Committee held five meetings in person or by telephone. The sole member of the Audit Committee attended all the meetings of the Audit Committee.

Nominating Committee Functions

          We are not required to have a nominating committee because our common stock is not traded on a national securities exchange. Because our Board believes that it is more appropriate for all of our directors to be involved in the process of nominating persons for election as directors, our Board does not have a nominating committee. Accordingly, our Board as a whole performs the functions of a nominating committee and is responsible for reviewing the requisite skills and characteristics of our directors. Our Board will consider candidates for nomination as a director recommended by stockholders, current directors, officers, third-party search firms and other sources. Our Board considers stockholder recommendations for candidates in the same manner as those received from others.

          For new candidates, our Board generally polls the directors and members of management for their recommendations. Our Board may engage a third-party search firm to identify candidates in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. Our Board reviews the qualifications, experience, and background of all candidates. Final candidates are typically interviewed by both Board members and executive management.

          Our policy is that members of the Board should possess the highest personal and professional ethics, integrity and values, and be committed to serving the long-term interests of the Company’s stockholders. In identifying nominees, the Board also takes into consideration all other factors it considers appropriate with the goal of having a Board with backgrounds, skills and experience in business, finance and other areas relevant to the Company’s operations. The Board does not have a policy for considering diversity in identifying director nominees, but generally seeks to have a Board consisting of members that have relevant industry background, experience serving on the boards of large companies (whether public or private) or unique perspective from managing companies in other industries with qualities similar to our business, or any combination of the foregoing attributes.

          Our Board will consider stockholder suggestions for nominees for directorship. In order for our Board to consider a stockholder nominee, the stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements, or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of Company stockholdings. All communications should be submitted in writing to iBio, Inc., Attention: Corporate Secretary, 9 Innovation Way, Suite 100, Newark, Delaware 19711. Recommendations received after 120 days prior to the date of mailing of this year’s proxy (or July 10, 2011) will likely not be considered timely for consideration at next year’s Annual Meeting of Stockholders.

Compensation Committee Functions

          We are not required to have a compensation committee because our common stock is not traded on a national securities exchange. Because our Board believes that it is more appropriate for all of our directors to be involved in the process determining appropriate compensation policy, our Board does not have a compensation committee. Accordingly, our Board as a whole performs the functions of a compensation committee.

          In performing these functions, the Board’s responsibilities include the following:

•

reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, and evaluating our Chief Executive Officer’s performance in light of those goals and objectives;

•	establishing and reviewing the compensation, including equity awards, bonuses, and all other forms of compensation for our executive officers and such other officers as directed by our Board;
•	reviewing general compensation policies, programs, and guidelines for our employees and the criteria by which bonuses to our employees are determined;
•	reviewing and approving all employment, severance, and change in control arrangements with our executive officers; and
•	acting as administrator of our equity award plans.

          Mr. Kay, our Chief Executive Officer, annually reviews the performance of each executive officer and other members of senior management (other than the Chief Executive Officer, whose performance is reviewed by the Board) and makes recommendations regarding the base salary and other compensation payable to these officers. The Board considers the recommendations of Mr. Kay in determining cash compensation and equity awards, if any, for the executive officers and other members of senior management. The Board generally exercises its discretion in modifying any recommended adjustments or awards to executives. The Board has the authority to retain consultants and advisors as it may deem appropriate in its sole discretion, and has the sole authority to approve related fees and other retention terms.

Stockholder Communications with the Board of Directors

          Interested parties may communicate with the Board or specific members of the Board, including the independent directors and the members of the audit committee, by submitting a letter addressed to the Board of Directors of iBio, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are then forwarded to the indicated directors.

Available information about iBio

          Previously filed SEC current reports, quarterly reports, annual reports, and reports under Section 16(a) of the Securities Exchange Act of 1934 are available on our website at www.ibioinc.com and in print for any stockholder upon written request to our Secretary.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The table below summarizes the total compensation paid or earned by Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Robert B. Kay,	2010	200,000		-0-	-0-	28,466	-0-	-0-	228,466
Executive Chairman and CEO	2009	200,000		$-0-	$-0-	2,419	$-0-	$-0-	$202,419

Robert Erwin,	2010	200,000		-0-	-0-	28,466	-0-	-0-	228,466
President	2009	200,000		-0-	-0-	2,419	-0-	-0-	202,419

Frederick Larcombe,	2010	120,282	(2)	-0-	-0-	-0-	-0-	-0-	120,282
Chief Financial Officer	2009	-0-		-0-	-0-	-0-	-0-	-0-	-0-

1)

The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended June 30, 2010 and 2009 in accordance with ASC 718.

2)

Mr. Larcombe is an independent contractor whose services are provided through a professional services firm. This amount represents the total amount billed by that firm to the Company for Mr. Larcombe’s services. Mr. Larcombe shares in the profits of that firm.

                    The current salaries of our named executive officers are as follows:

Name and Principal Position	Salary ($)

Robert B. Kay Executive Chairman and CEO	$200,000

Robert L. Erwin President	$200,000

Frederick Larcombe Chief Financial Officer	Note	(1)

                    There is currently no bonus program established.

1)	Mr. Larcombe is an independent contractor and is compensated on an hourly basis. His ongoing compensation is dependent upon the level of services required by us.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) (1)	Exercise Price ($)	Expiration Date	Market Value ($)

	250,000	$0.20	February 12, 2019	$475,000
Robert B. Kay	250,000	$0.66	August 9, 2019	$475,000

	250,000	$0.20	February 12, 2019	$475,000
Robert L. Erwin	250,000	$0.66	August 9, 2019	$475,000

Frederick Larcombe	—	—	—	—

(1)    These options vest in five equal annual installments.

Employment Agreements

          As of June 30, 2010, we did not have any employment contracts or other similar agreements or arrangements with any of our named executive officers.

Incentive Compensation Plan

          We have established an incentive compensation plan and have reserved 10,000,000 shares of common stock to be issued to employees under this plan. As of June 30, 2010, we granted stock options with an aggregate of 2,210,000 underlying shares of common stock.

DIRECTOR COMPENSATION

          Compensation for our non-employee directors has historically consisted of a grant of stock options vesting over a three-year period and additional cash compensation. We do not have a fixed policy with respect to this compensation, but the compensation is generally equal for each non-employee director except in cases where a director assumes additional responsibilities above and beyond standard board service. Directors who are also our employees will receive no additional compensation for their services as directors.

Director Compensation Table

          The following table sets forth summary information concerning the total compensation paid to our non-employee directors in the fiscal year ended June 30, 2010 for services to us:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

General James T. Hill	$33,000	$11,031	$44,031
Glenn Chang	8,000	11,031	19,031
John D. McKey	8,000	18,198	26,198
Philip K. Russell, M.D.	4,167	5,093	9,260
Pamela Bassett, D.M.D.	2,500	3,665	6,165

1)

The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended June 30, 2010 in accordance with ASC 718.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has selected J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2010 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. J.H. Cohn LLP was engaged as our principal accounting firm in October 2009. Representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of J.H. Cohn LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

          The following table represents aggregate fees billed to us for fiscal years ended June 30, 2010 and June 30, 2009 by, respectively, J.H. Cohn LLP and Amper, Politziner & Mattia, LLP, our former principal accountant:

	Fiscal Year Ended
	2010	2009

Audit Fees	$98,000	$96,450
Audit-related Fees	8,500	5,900
Tax Fees	6,000	—
Other Fees	—	—

Total Fees	$112,500	$102,350

          In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid J.H. Cohn LLP and Amper, Politziner & Mattia, LLP for professional services for the audit of our financial statements included in our annual reports on Form 10-K and review of financial statements included in our quarterly reports on

Form 10-Q and Form 10-Q, for services related to attestation of management’s assessment of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by the accountant in connection with statutory and regulatory filings.

PRE-APPROVAL POLICIES AND PROCEDURES

          The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

          The Audit Committee has determined that the rendering of the services other than audit services by J.H. Cohn LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

          The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended June 30, 2010.

          Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

          J.H. Cohn LLP, our independent registered public accounting firm for the year ended June 30, 2010, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

          The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2010 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with our independent registered public accounting firm the firm’s independence.

          Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and selected J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2010.

From the Audit Committee of iBio, Inc.

Glenn Chang

(*) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 3

APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

          We are currently authorized under our Certificate of Incorporation to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our Board of Directors proposes to increase the number of authorized shares of common stock to 100,000,000 shares. Our Board of Directors believes that the proposed increase to the authorized number of shares of common stock is necessary for our continued success and growth. The proposed certificate of amendment (the “Certificate of Amendment”) will amend our Certificate of Incorporation to increase the number of authorized shares of common stock, from 50,000,000 shares to 100,000,000 shares. The Certificate of Amendment will not affect the authorized number of shares of preferred stock, which will remain at 1,000,000.

          The additional shares of common stock that we are seeking authorization for may be used for such corporate purposes as the Board of Directors may determine from time to time to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of common stock; acquiring other businesses in exchange for shares of common stock; and attracting and retaining employees by the issuance of additional securities under our incentive compensation plan and other employee equity compensation arrangements.

          If the Certificate of Amendment is approved, the Board of Directors will have the authority to issue additional shares of common stock up to the 100,000,000 authorized amount without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies or any other rules which we may be subject to.

          Our Board of Directors believes that the authorized number of shares of common stock should be increased to provide the Board of Directors with the ability to issue additional shares of common stock for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of common stock at that time.

          The authorization of the additional shares of common stock by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares are issued in the future, it will decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our common stock. Under our Certificate of Incorporation, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Other Considerations

          The increase in the number of authorized shares of common stock could have unintended effects. For example, if our Board of Directors issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the Certificate of Amendment may serve to perpetuate our management. The Certificate of Amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Certificate of Incorporation and our bylaws that would thwart such efforts.

Effective Date of the Amendment

          If the amendment is approved by our stockholders, we have to file the Certificate of Amendment with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of the amendment, we intend to file the Certificate of Amendment as soon as practicable.

          Our board of directors reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

DESCRIPTION OF SECURITIES

Capital Stock

          We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 28,272,655 shares were issued and outstanding as of June 30, 2010, and 5,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of June 30, 2010.

Common Stock

          Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

          We are authorized to issue 5,000,000 shares of preferred stock, with no par value, and the Board of Directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of October 25, 2010:

•	each person who is known by us to be the beneficial owner of 5% or more of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

          Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal stockholder has sole voting and investment power with respect to such securities.

          The address of each of the persons listed below is c/o iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware 19711.

[Updated info to come from Fred]

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned (2)

E. Gerald Kay	6,386,595	(3)	22.6%
Carl DeSantis	4,987,641	(4)	17.6%
Robert B. Kay	1,190,962	(5)	4.2%
Riva Sheppard	2,466,864	(6)	8.7%
Christina Kay	2,466,864	(6)	8.7%
John McKey, Jr.	468,519	(7)	1.7%
Glenn Chang	62,150	(8)	*
General James T. Hill	50,000	(9)	*
Philip K. Russell, M.D.	—		*
Pamela Bassett, D.M.D.	—		*
Robert L. Erwin	160,000	(9)	*
Vidadi Yusibov, Ph.D.	—		*
Directors and executive officers as a group (8 persons)	1,931,631		6.8%

*	Represents less than 1% of outstanding shares.

(1)

Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after October 25, 2010, by the exercise of warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	Based upon 28,272,655 shares of common stock outstanding on October 25, 2010.

(3)

Includes (i) 819,629 shares of common stock held by EGK LLC, of which Mr. Kay is the manager and (ii) 1,266,706 shares of common stock owned by Integrated BioPharma, Inc. of which Mr. Kay is a member of a control group. Shares dispositive power with Christina Kay with respect to 169,358 shares of common stock and with Riva Kay Sheppard with respect to 169,358 shares of common stock.

(4)

Includes (i) 6,125 shares of common stock owned directly by Mr. DeSantis, (ii) 1,266,706 shares of common stock held by Integrated BioPharma, Inc., of which Mr. DeSantis is a member of a control group, (iii) 1,469,393 shares of common stock held by CD Financial, LLC, and (iv) 2,245,417 shares of common stock held by the DeSantis Revocable Trust.

(5)	Includes (i) 819,629 shares of common stock held by EVJ LLC, of which Mr. Kay is the manager, and (ii) 160,000 shares of common stock underlying vested stock options.

(6)

Includes 1,266,706 shares of common stock owned by Integrated BioPharma, Inc. of which Ms. Sheppard and Ms. Kay are members of a control group. Shares dispositive power with E. Gerald Kay with respect to 169,358 shares of common stock.

(7)	Includes 83,333 shares of common stock underlying vested stock options.

(8)	Includes 50,000 shares of common stock underlying vested stock options.

(9)	All shares listed are shares of common stock underlying vested stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Erwin, Kay, McKey, Chang and Hill each filed one late report relating to a grant of stock options.

TRANSACTIONS WITH RELATED PERSONS

          Our Board’s policy is to review with management and our independent auditor any related party transactions brought to the Board’s attention which could reasonably be expected to have a material impact on our financial statements. The Company’s practice is for management to present to the Board each proposed related party transaction, including all relevant facts and circumstances relating thereto, and to update the Board as to any material changes to any approved related party transaction. In connection with this requirement, each of the transactions or relationships disclosed below were disclosed to and approved by our Board. In addition, transactions involving our directors and their affiliated entities were disclosed and reviewed by our Board in its assessment of our directors’ independence requirements.

Historical Relationship with Integrated BioPharma, Inc.

          We were a subsidiary of Integrated BioPharma from February 21, 2003 until August 18, 2008. As a result, in the ordinary course of our business, we received various services provided by Integrated BioPharma, including treasury, tax, legal, investor relations, executive oversight and other services. Integrated BioPharma also provided us with the services of a number of its executives and employees, including currently our chief financial officer. Our historical financial statements include allocations by Integrated BioPharma of a portion of its overhead costs related to these services. These cost allocations have been determined on a basis that we and Integrated BioPharma considered to be reasonable reflections of the use of these services. Integrated BioPharma’s allocations and charges to us aggregated $8,333 and $23,000 in the fiscal years ended June 30, 2010 and 2009, respectively, of expenses it incurred for providing us these services.

Integrated BioPharma’s Distribution of Our Stock

          As of June 30, 2008, Integrated BioPharma owned all of our common stock until completion of the distribution on August 18, 2008. In connection with the distribution, Integrated BioPharma distributed its equity interest in us to its stockholders in a transaction that was intended to be tax-free to Integrated BioPharma and its U.S. stockholders.

Agreements Between Us and Integrated BioPharma

          We entered into the agreements listed below with Integrated BioPharma prior to the completion of the distribution in the context of our relationship as a subsidiary of Integrated BioPharma. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm’s-length negotiations with unaffiliated third parties for similar services or under similar agreements.

          Separation and Distribution Agreement. The separation and distribution agreement contains the key provisions relating to the distribution by Integrated BioPharma to its stockholders of our common stock.

          On the distribution date, Integrated BioPharma and we entered into the following ancillary agreements governing various ongoing relationships between Integrated BioPharma and us following the distribution date:

•	an indemnification and insurance matters agreement;

•	a tax responsibility allocation agreement; and

•	a transitional services agreement.

          To the extent that the terms of any of these ancillary agreements conflict with the separation and distribution agreement, the terms of these ancillary agreements govern. We describe these agreements more fully below.

          Intercompany Payable. As of June 30, 2008, we were indebted to Integrated BioPharma in an amount of approximately $7.9 million, as a result of the prior intercompany financial relationship between our Company as a subsidiary and Integrated BioPharma as the corporate parent. Immediately following the consummation of the distribution, approximately $2.7 million of the then outstanding balance of the intercompany payable was converted into equity as a capital contribution to us, and, Integrated BioPharma owned 5.4% of our outstanding shares of common stock as of the August 12, 2008 when also taking into account the completion of the private placement as described herein. The remaining balance of approximately $5.2 million was contributed to capital and did not result in any new shares issued to Integrated BioPharma of iBio.

          Information Exchange. We and Integrated BioPharma agreed to share information with each other for use as long as no law or agreement is violated, it is not commercially detrimental to us or Integrated BioPharma, and no attorney-client privilege is waived:

•	to satisfy reporting, disclosure, filing and other obligations;

•	in connection with legal proceedings other than claims that we and Integrated BioPharma have against each other;

•	to comply with obligations under the agreements between Integrated BioPharma and us; and

•	in connection with the ongoing businesses of Integrated BioPharma and our Company as it relates to the conduct of these businesses before the spin-off.

Integrated BioPharma and we also agreed:

•	to use reasonable commercial efforts to retain information that may be beneficial to the other;

•

and to use reasonable commercial efforts to provide the other with employees, personnel, officers or agents for use as witnesses in legal proceedings and any books, records or other documents that may be required by the other party for the legal proceedings.

Auditing Practices. We agreed:

•

to provide Integrated BioPharma with all relevant information that Integrated BioPharma reasonably requires to enable Integrated BioPharma to prepare its quarterly and annual financial statements for quarters or years that include any financial reporting period for which our financial results are consolidated with Integrated BioPharma’s financial statements;

•	to grant Integrated BioPharma’s internal auditors access to the personnel performing our annual audits and quarterly reviews and the related work papers; and

•

not to change our accounting principles, or restate or revise our financial statements, if doing so would require Integrated BioPharma to restate or revise its financial statements for periods in which our financial results are included in Integrated BioPharma’s consolidated financial statements unless we are required to do so to comply in all material respects with generally accepted accounting principles and SEC requirements.

          Expenses. Both we and Integrated BioPharma paid our respective out-of-pocket costs and expenses incurred with respect to the distribution.

          Termination and Amendment of the Agreement. Neither we nor Integrated BioPharma may terminate the separation and distribution agreement at any time after the consummation of the distribution, which was August 12, 2008, unless the other agrees.

          Indemnification and Insurance Matters Agreement

          Indemnification. In general, under the indemnification and insurance matters agreement, we agreed to indemnify Integrated BioPharma, its affiliates and each of its and their respective directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by us of the separation and distribution agreement or any ancillary agreement;

•	any of our liabilities reflected on our consolidated balance sheets included in the information statement;

•	our assets or businesses;

•	the management or conduct of our assets or businesses;

•	the liabilities allocated to or assumed by us under the separation and distribution agreement, the indemnification and insurance matters agreement or any of the other ancillary agreements;

•

various on-going litigation matters in which we are named defendant, including any new claims asserted in connection with those litigations, and any other past or future actions or claims based on similar claims, facts, circumstances or events, whether involving the same parties or similar parties, subject to specific exceptions;

•

claims that are based on any violations or alleged violations of U.S. or foreign securities laws in connection with transactions arising after the distribution relating to our securities and the disclosure of financial and other information and data by us or the disclosure by Integrated BioPharma as part of the distribution of our financial information or our confidential information; or

•

any actions or claims based on violations or alleged violations of securities or other laws by us or our directors, officers, employees, agents or representatives, or breaches or alleged breaches of fiduciary duty by our board of directors, any committee of our board or any of its members, or any of our officers or employees.

Integrated BioPharma agreed to indemnify us and our affiliates and our directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by Integrated BioPharma of the separation and distribution agreement or any ancillary agreement;

•

any liabilities allocated to or to be retained or assumed by Integrated BioPharma under the separation and distribution agreement, the indemnification and insurance matters agreement or any other ancillary agreement;

•	liabilities incurred by Integrated BioPharma in connection with the management or conduct of Integrated BioPharma’s businesses; and

•	various ongoing litigation matters to which we are not a party.

          Integrated BioPharma is not obligated to indemnify us against any liability for which we are also obligated to indemnify Integrated BioPharma. Recoveries by Integrated BioPharma under insurance policies will reduce the amount of indemnification due from us to Integrated BioPharma only if the recoveries are under insurance policies Integrated BioPharma maintains for our benefit. Recoveries by us will in all cases reduce the amount of any indemnification due from Integrated BioPharma to us.

          Under the indemnification and insurance matters agreement, a party has the right to control the defense of third-party claims for which it is obligated to provide indemnification, except that Integrated BioPharma has the right to control the defense of any third-party claim or series of related third-party claims in which it is named as a party whether or not it is obligated to provide indemnification in connection with the claim and any third-party claim for which Integrated BioPharma and we may both be obligated to provide indemnification. We may not assume the control of the defense of any claim unless we acknowledge that if the claim is adversely determined, we will indemnify Integrated BioPharma in respect of all liabilities relating to that claim. The indemnification and insurance matters agreement does not apply to taxes covered by the tax responsibility allocation agreement.

          Insurance Matters. Under the indemnification and insurance matters agreement, we will be responsible for obtaining and maintaining insurance programs for our risk of loss and our insurance arrangements will be separate from Integrated BioPharma’s insurance programs.

          Offset. Integrated BioPharma is permitted to reduce amounts it owes us under any of our agreements with Integrated BioPharma, by amounts we may owe to Integrated BioPharma under those agreements.

          Assignment. We may not assign or transfer any part of the indemnification and insurance agreement without Integrated BioPharma’s prior written consent. Nothing contained in the agreement restricts the transfer of the agreement by Integrated BioPharma.

          Tax Responsibility Allocation Agreement. In order to allocate our responsibilities for taxes and certain other tax matters, we and Integrated BioPharma entered into a tax responsibility allocation agreement prior to the date of the distribution. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, Integrated BioPharma will be responsible for, and will indemnify and hold us harmless from, any liability for income taxes with respect to taxable periods or portions of periods ending prior to the date of distribution to the extent these amounts exceed the amounts we have paid to Integrated BioPharma prior to the distribution or in connection with the filing of relevant tax returns. Integrated BioPharma is also be responsible for, and will indemnify and hold us harmless from, any liability for income taxes of Integrated BioPharma or any member of the Integrated BioPharma group (other than us) by reason of our being severally liable for those taxes under U.S. Treasury regulations or analogous state or local provisions. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, we are responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our income taxes for all taxable periods, whether before or after the distribution date. With respect to separate state income taxes, we are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for income taxes with respect to taxable periods or portions of periods beginning on or after the distribution date. We are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our non-income taxes and our breach of any obligation or covenant under the terms of the tax responsibility allocation agreement, and in certain other circumstances as provided therein. In addition to the allocation of liability for our taxes, the terms of the agreement also provide for other tax matters, including tax refunds, returns and audits.

Limitation of Liability of Officers and Directors and Indemnification

          Our Certificate of Incorporation provides for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. We have entered into indemnification agreements with our officers and directors to specify the terms of our indemnification obligations. In general, these indemnification agreements provide that we will:

•	indemnify our directors and officers to the fullest extent now permitted under current law and to the extent the law later is amended to increase the scope of permitted indemnification;

•

advance payment of expenses to a director or officer incurred in connection with an indemnifiable claim, subject to repayment if it is later determined that the director or officer was not entitled to be indemnified;

•	reimburse the director or officer for any expenses incurred by the director or officer in seeking to enforce the indemnification agreement; and

•	have the opportunity to participate in the defense of any indemnifiable claims against the director or officer.

          As permitted under Delaware law, the By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

          The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBioPharma, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

HOUSEHOLDING OF PROXY MATERIALS

          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

          This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iBio, Inc, Corporate Secretary, 9 Innovation Way, Suite 100, Newark, Delaware 19711 or contact our Corporate Secretary at (302) 355-0650. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

          The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Robert B. Kay

Robert B. Kay
Executive Chairman and Chief Executive Officer

November 8, 2010

          A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 is available without charge upon written request to: Corporate Secretary, iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware 19711. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

iBio, Inc.
2010 Annual Meeting of Stockholders—December 8, 2010

          The undersigned hereby appoints Robert B. Kay and Robert L. Erwin, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock (par value $0.001) of iBio, Inc. (the “Company”) that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of the Company to be held at iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware, on December 8, 2010, commencing at 11:00 a.m. (local time), and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES AS DIRECTORS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Please mark box ☒ in blue or black ink.

1.	Election of Directors.

Nominees: GLENN CHANG AND PHILIP K. RUSSELL, M.D.

☐	FOR all nominees listed above

☐	WITHHOLD AUTHORITY to vote for the following nominees: _______________________________

(Instructions: To withhold authority to vote for any one or more nominees, mark the “WITHHOLD AUTHORITY” box and write the name of the nominee or nominees in the space provided above.)

2.	Ratification of Selection of J.H. Cohn LLP as Independent Registered Accounting Firm:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of Amendment to Certificate of Incorporation to Increase Authorized Number of Shares of Common Stock from 50,000,000 to 100,000,000

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued and to be signed on reverse side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2010 Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING ☐

Dated: ______________________________________________ , 2010

Signature